CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, dated December 21, 2009, of Applied Minerals, Inc. (formerly known as Atlas Mining, Inc.) of our report, dated July 23, 2009, included in Annual Report on Form 10-K of Applied Minerals, Inc., relating to the financial statements and financial statement schedules for the two years ended December 31, 2008 and 2007.  We further consent to the reference to our firm as “experts” in the Registration Statement.

PMB Helin Donovan LLP
Spokane, WA December 21, 2009